Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                             7/21/05
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------


              State Bancorp, Inc. Reports Second Quarter Earnings
              ---------------------------------------------------

New Hyde Park, N.Y., July 21, 2005 - The Board of Directors of State Bancorp, Inc. (AMEX - STB), parent company of State Bank of Long Island, today reported earnings for the six months ended June 30, 2005. Earnings for the first six months of 2005 declined by 22.1% when compared to 2004 due to a significant reduction in net security gains coupled with growth in total operating expenses and the provision for probable loan losses during 2005. Somewhat offsetting these negative factors were improvements in several core business elements, most notably growth in loans, core deposits and an improved net interest margin. Financial performance details for the June 2005 year to date period are as follows:

o Net income totaled $5.7 million, down $1.6 million or 22.1% versus the comparable 2004 period;

o Net security gains (before taxes) declined by $1.6 million during the first half of 2005;

o Diluted earnings per common share (1) were $0.50 in 2005, down 23.1% from the $0.65 earned in 2004;

o Returns on average assets and stockholders' equity were 0.76% and 11.17%, respectively, in 2005 and 1.00% and 15.22% in 2004;

o Average loans outstanding increased by 12% to $801 million;

o Average core deposits grew by 8% to $1.0 billion;

o Fully taxable equivalent net interest margin improved to 4.24% in 2005 from 4.18% in 2004;

o Tier I leverage capital ratio increased to 8.26% in 2005 versus 7.72% in 2004; and

o Nonaccrual loans totaled $3.7 million at June 30, 2005 and $3.9 million at June 30, 2004, representing 0.4% and 0.5% of total loans outstanding in 2005 and 2004, respectively.

Commenting on the 2005 performance, Chairman and CEO Thomas F. Goldrick, Jr. stated, "Although net income declined during the first six months of 2005, primarily the result of a reduction in net security gains, higher operating expenses and a flattening of the interest rate yield curve, we continue to be encouraged by many positive underlying business trends such as growth in loans and core deposits and an

--------
(1) All per share amounts have been restated to reflect a 6 for 5 stock split paid on July 8, 2005.

improvement in commercial credit quality. The increase in operating expenses results from an investment in staff and infrastructure to position the Company to compete effectively in future years. The addition of experienced bankers and the requisite space to accommodate them has increased expenses in the near term but will undoubtedly yield dividends for years to come in the form of new business development opportunities. Excluding these factors, we are able to point out several positive trends that occurred during the first six months of this year: ongoing expansion of the Company's loan and lease portfolio (up 12%) coupled with positive trends in major credit quality indicators, ongoing growth of core deposit balances (up 8%) and a six basis point widening of the net interest margin to 4.24% in 2005. Low-cost core deposits have funded over 71% of the Company's average interest-earning assets thus far in 2005 versus 68% a year ago. We expect to open a new branch in Westbury in September and we anticipate that it will contribute to both core deposit and loan growth in the coming years. Although local competition continues to intensify, the Company's management team and Board of Directors are confident that the unique brand of value-based financial partnership that we share with our customers will continue to drive our "measured, orderly growth" business model well into the future."

Earnings Summary for the Six Months Ended June 30, 2005
-------------------------------------------------------

Net interest income improved by $1.4 million (up 5.1%) to $29.1 million in 2005 as the result of a 3% increase in average interest-earning assets, primarily loans. Growth in commercial loans, commercial mortgages, installment loans and leases resulted in a 12% increase in average loans outstanding to $801 million during 2005 versus 2004. At the same time, the investment portfolio contracted by 8% to $544 million, principally due to declines in mortgage-backed and short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 6% increase in average total deposits. Driving the deposit growth was an 8% increase in core deposit balances (demand, savings, money fund and Super NOW deposits) which rose by $70 million in 2005. Core deposits continue to provide low-cost funding (average cost of 106 basis points in 2005) that allows the Company to reduce its dependence on higher-cost CDs and borrowed funds. The Company's net interest margin expanded to 4.24% during the first six months of 2005 from 4.18% a year ago. This improvement resulted primarily from a 75 basis point increase in the Company's yield on interest-earning assets, principally due to growth in the loan portfolio in 2005. This widening of the earning-asset yield was offset somewhat by a 68 basis point increase in the Company's cost of funds to a weighted rate of 1.51% in the June 2005 year to date period. The higher cost of funds resulted from the continued impact of increases in short-term interest rates experienced during the past year coupled with intense competition for deposits in the Company's trade area.

The provision for probable loan losses increased by 13.7% to $2.5 million during the first half of 2005 as a result of continued growth in the loan and lease portfolio and the resulting probability of increased losses inherent in that growth.

Noninterest income decreased by 34.2% to $3.3 million, principally the result of a reduction in net security gains. Service charges on deposit accounts declined by 12.6% due to a reduction in overdraft charges. Income from bank owned life insurance increased by $128 thousand in 2005 versus last year due to the timing of this asset purchase during the middle of 2004's first quarter. Other operating income decreased by 6.0% as the result of reductions in letter of credit fees and annuity commissions during 2005.

Net security gains totaled $950 thousand in 2005 versus $2.6 million in 2004. Sales of long-term municipal and mortgage-backed issues during the second quarter produced the 2005 gains. The 2004 gains resulted from the sale of long-term municipal notes, undertaken as a result of a decline in interest rates during the first quarter last year.

Total operating expenses increased by 10.0% to $22.3 million during 2005 from a year ago. The primary reasons for this growth were increases in salaries and benefits, occupancy, legal, marketing and audit and assessment expenses. Salaries and benefits (up 10.0%) rose as the result of growth in staff coupled with higher medical and pension costs. The increase in staff results primarily from the establishment of a Professional Services Group ("PSG") in May 2004 along with the addition of several commercial lending officers in early 2005. Occupancy costs increased by 22.4% to $2.4 million as the result of several factors: most notably additional office space in our County Seat location and in New York City, primarily for PSG; higher utility costs; higher real estate tax assessments and increased facilities maintenance costs. Legal expenses increased during 2005 as the result of an increase in costs at the Bank's leasing subsidiary. Legal expenses associated with ongoing litigation previously disclosed in the Company's filings with the Securities and Exchange Commission, related to the Company's relationship with Island Mortgage Network, a former deposit customer, and its affiliates ("IMN") for the first half of 2005 were comparable to those incurred during the first six months of 2004. The Company will continue to defend the remaining two IMN lawsuits vigorously. Management believes that it has substantial defenses to the claims that have been asserted; however, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company expects to continue to incur costs related to the IMN litigation during the remainder of 2005. Marketing and advertising expenses increased by 24.2% due to higher costs associated with various Bank product promotions. Audit and assessment expenses increased significantly (up 104.7%) due solely to costs required to comply with the Sarbanes-Oxley Act of 2002. Somewhat offsetting the foregoing cost increases were improvements in several expense categories. Equipment expenses declined by 3.8% as the result of lower depreciation and equipment maintenance costs. Credit and collection fees declined by 23.4% due to the continued reduction in the number and amount of nonperforming assets in 2005. Other operating expenses decreased by 1.5% during 2005 to $2.7 million as the result of the final amortization of costs associated with previously opened branches during the fourth quarter of 2004. The foregoing expense factors resulted in an operating efficiency ratio of 69.0% in 2005 versus 65.8% in 2004.

Income tax expense declined by $1.0 million in 2005 versus the year ago period. The Company's effective tax rate was 26.2% in 2005 and 29.4% in 2004.

Earnings Summary for the Quarter Ended June 30, 2005
----------------------------------------------------

Net income declined by 10.6% during the second quarter of 2005 versus 2004. A reduction in net interest income (down 0.7%) coupled with increases in the provision for probable loan losses and total operating expenses were responsible for the decline in net income in 2005. Somewhat offsetting these negative factors was a 59.4% improvement in noninterest income.

The net interest income reduction was due to a 14 basis point narrowing of the Company's net interest margin to 4.19% from 4.33% a year ago. A nominal increase in average interest-earning assets (up 2%), led by loan portfolio growth of 13%, could not offset the margin contraction which resulted from higher short-term rates and the continued flattening of the yield curve in 2005. The second quarter provision for probable loan losses increased by 13.5% while total operating expenses grew at a rate of 11.0% versus 2004. Growth in salaries, occupancy, equipment, marketing, credit and collection, audit and assessment and other operating costs accounted for the increase in operating expenses in 2005. Legal expenses were flat versus last year. The Company's operating efficiency ratio increased to 69.2% in 2005 from 61.7% a year ago. The Company's effective tax rate was 27.3% and 28.6% in 2005 and 2004, respectively.

Allowance for Probable Loan Losses
----------------------------------

As of June 30, 2005, the Company's allowance for probable loan losses amounted to $15 million or 1.74% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.54% at December 31, 2004 and 1.51% at June 30, 2004. The allowance as a percentage of nonaccrual loans improved to 392% at June 30, 2005 versus 228% at December 31, 2004 and 283% at June 30, 2004.

The Company recorded net loan recoveries of $272 thousand during the first six months of 2005 versus net charge-offs of $1.9 million in 2004. As a percentage of average total loans outstanding, the 2005 net recoveries represented (0.07%) and the 2004 net charge-offs amounted to 0.52%. Based upon historical trends and the uncertain nature of the current economy, management anticipates incurring loan charge-offs during the normal course of business.

Nonperforming Assets
--------------------

Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned ("OREO"), amounted to $6.4 million at June 30, 2005, versus $7.9 million at December 31, 2004 and $6.5 million at June 30, 2004. Nonaccrual loans totaled $3.7 million (0.4% of loans outstanding) at June 30, 2005, $5.3 million (0.7% of loans outstanding) at year-end 2004 and $3.9 million (0.5% of loans outstanding) at June 30, 2004. The reduction in nonperforming assets at June 30, 2005 versus the comparable 2004 date resulted from aggressive workout, collection and charge-off efforts during the past twelve months. The Company held one commercial OREO property carried at $2.7 million at both quarter-end 2005 and 2004. Management anticipates that this property will be sold in 2005 with no material impact on the Company's income statement.

Capital
-------

Total stockholders' equity was $104 million at June 30, 2005, up 11.8% when compared to the comparable 2004 date. The Company also holds $20 million in trust preferred securities that qualify as Tier I capital for regulatory capital purposes. Each of the Company's trust preferred securities bears an interest rate tied to three-month LIBOR and is redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first six months of 2005, the weighted average rate on the Company's trust preferred securities was 5.99% versus 4.32% a year ago.

State Bancorp, Inc.'s Tier I leverage ratio was 8.26% and 7.72% at June 30, 2005 and 2004, respectively. The Company's Tier I and Total Risk-Based capital ratios were 12.30% and 13.56%, respectively, at June 30, 2005. These ratios are well in excess of current regulatory guidelines for a well-capitalized institution.

During the first half of 2005, the Company distributed $2.8 million in cash dividends on its common stock, representing a payout ratio of 48.7%. The Board of Directors of the Company also declared a six for five stock split at their May 2005 meeting, the 36th consecutive year that a stock dividend or split has been distributed to stockholders.

The Company's stock repurchase program expended $188 thousand in the first half of 2005 to repurchase 8,545 shares at an average cost of $21.97 per share. Since 1998, a total of 934,540 shares of Company stock have been repurchased at an average cost of $16.75 per share. Under the Board of Directors' existing authorization, an additional 565,460 shares may be repurchased from time to time as conditions warrant.

Corporate Information
---------------------

State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.

State Bancorp, Inc.'s common stock trades under the symbol STB on the American Stock Exchange. The Company is included in the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.

Forward-Looking Statements and Risk Factors
-------------------------------------------

This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Financial Highlights Follow

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                      STATE BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
      For the Three and Six Months Ended June 30, 2005 and 2004 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months                              Six Months
                                                       --------------------------------------    -----------------------------------
                                                                     2005               2004                2005               2004
                                                       -------------------    ---------------    ----------------   ----------------
Interest Income:
Interest and fees on loans                                    $15,128,732        $11,783,335         $28,782,985        $23,413,430
Federal funds sold and securities
 purchased under agreements to resell                             257,904             67,915             724,571            247,841
Securities held to maturity:
 Taxable                                                          124,798            514,754             292,437            932,173
 Tax-exempt                                                             -                228                   -              1,060
Securities available for sale:
 Taxable                                                        4,095,030          4,141,831           8,657,504          7,330,496
 Tax-exempt                                                       581,612            639,635           1,136,872          1,216,593
 Dividends                                                         68,205            110,078             118,443            217,338
                                                       -------------------    ---------------    ----------------   ----------------
Total interest income                                          20,256,281         17,257,776          39,712,812         33,358,931
                                                       -------------------    ---------------    ----------------   ----------------
Interest Expense:
Time certificates of deposit of $100,000 or more                  886,859            581,016           2,018,666          1,109,167
Other deposits and temporary borrowings                         4,660,085          1,957,970           7,924,755          4,054,008
Junior subordinated debentures                                    344,315            248,391             660,349            495,422
                                                       -------------------    ---------------    ----------------   ----------------
Total interest expense                                          5,891,259          2,787,377          10,603,770          5,658,597
                                                       -------------------    ---------------    ----------------   ----------------
Net interest income                                            14,365,022         14,470,399          29,109,042         27,700,334
Provision for probable loan losses                              1,233,000          1,086,000           2,460,000          2,163,000
                                                       -------------------    ---------------    ----------------   ----------------
Net interest income after provision
 for probable loan losses                                      13,132,022         13,384,399          26,649,042         25,537,334
                                                       -------------------    ---------------    ----------------   ----------------
Noninterest Income:
Service charges on deposit accounts                               527,463            613,480           1,024,397          1,172,580
Net security gains (losses)                                       847,348            (31,131)            949,902          2,590,440
Income from bank owned life insurance                             265,205            260,894             521,520            393,913
Other operating income                                            440,903            461,827             800,096            851,383
                                                       -------------------    ---------------    ----------------   ----------------
Total noninterest income                                        2,080,919          1,305,070           3,295,915          5,008,316
                                                       -------------------    ---------------    ----------------   ----------------
Income before operating expenses                               15,212,941         14,689,469          29,944,957         30,545,650
                                                       -------------------    ---------------    ----------------   ----------------
Operating Expenses:
Salaries  and  other  employee  benefits                        6,428,427          5,772,454          12,924,512         11,753,320
Occupancy                                                       1,142,925            978,667           2,405,497          1,964,429
Equipment                                                         377,393            363,982             704,928            732,936
Legal                                                             916,212            917,361           1,840,784          1,763,213
Marketing and advertising                                         265,569            216,004             539,141            434,089
Credit and collection                                             176,191            170,157             340,951            445,205
Audit and assessment                                              391,209            186,481             778,993            380,606
Other  operating  expenses                                      1,376,303          1,372,742           2,748,107          2,789,987
                                                       -------------------    ---------------    ----------------   ----------------
Total operating expenses                                       11,074,229          9,977,848          22,282,913         20,263,785
                                                       -------------------    ---------------    ----------------   ----------------
Income before income taxes                                      4,138,712          4,711,621           7,662,044         10,281,865
Provision for income taxes                                      1,129,627          1,346,731           2,003,795          3,021,949
                                                       -------------------    ---------------    ----------------   ----------------
Net Income                                                     $3,009,085         $3,364,890          $5,658,249         $7,259,916
----------
                                                       ===================    ===============    ================   ================

-----------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2005 and 2004 (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                2005                          2004
                                                                                 --------------------          --------------------
Assets:
Cash and due from banks                                                                  $54,557,236                   $47,996,716
Securities purchased under agreements to resell                                           25,000,000                             -
                                                                                 --------------------          --------------------
Total cash and cash equivalents                                                           79,557,236                    47,996,716
Securities held to maturity (estimated fair value -
  $14,993,250 in 2005 and $94,991,940 in 2004)                                            14,993,193                    95,001,615
Securities available for sale  - at estimated fair value                                 470,962,141                   551,403,670
                                                                                 --------------------          --------------------
Total securities                                                                         485,955,334                   646,405,285
Loans (net of allowance for probable loan losses
  of $14,610,826 in 2005 and $11,042,293 in 2004)                                        822,860,147                   721,119,519
Bank premises and equipment - net                                                          6,044,797                     6,622,559
Bank owned life insurance                                                                 26,400,700                    25,393,913
Receivable - securities sales                                                              7,827,030                    26,317,480
Other assets                                                                              23,114,706                    23,547,103
                                                                                 --------------------          --------------------
Total Assets                                                                          $1,451,759,950                $1,497,402,575
                                                                                 ====================          ====================
Liabilities:
Deposits:
  Demand                                                                                $304,568,483                  $284,331,353
  Savings                                                                                626,448,618                   515,315,894
  Time                                                                                   259,465,917                   247,316,562
                                                                                 --------------------          --------------------
Total deposits                                                                         1,190,483,018                 1,046,963,809
Federal funds purchased                                                                   17,000,000                    25,000,000
Securities sold under agreements to repurchase                                                     -                   116,906,000
Other borrowings                                                                          95,178,728                   122,341,135
Junior subordinated debentures                                                            20,620,000                    20,000,000
Payable - securities purchases                                                            12,831,157                    64,228,435
Accrued expenses, taxes and other liabilities                                             11,817,024                     9,067,284
                                                                                 --------------------          --------------------
Total Liabilities                                                                      1,347,929,927                 1,404,506,663
                                                                                 --------------------          --------------------
Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
  250,000 shares; 0 shares issued                                                                  -                             -
Common stock, $5.00 par value, authorized
  20,000,000 shares; issued 11,934,556 shares in 2005
  and 11,879,356 shares in 2004; outstanding 11,000,016
  shares in 2005 and 10,793,277 shares in 2004                                            59,672,780                    49,497,315
Surplus                                                                                   55,370,646                    61,830,436
Retained earnings                                                                          6,913,532                       606,237
Treasury stock (934,540 shares in 2005
  and 905,065 shares in 2004)                                                            (15,656,236)                  (15,003,219)
Accumulated other comprehensive loss
  (net of taxes of ($1,418,748) in 2005 and ($2,280,225) in 2004)                         (2,470,699)                   (4,034,857)
                                                                                 --------------------          --------------------
Total Stockholders' Equity                                                               103,830,023                    92,895,912
                                                                                 --------------------          --------------------
Total Liabilities and Stockholders' Equity                                            $1,451,759,950                $1,497,402,575
                                                                                 ====================          ====================


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
      For the Three and Six Months Ended June 30, 2005 and 2004 (unaudited)
             (dollars in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months                               Six Months
                                                      -----------------------------------       -----------------------------------
                                                                2005                2004                  2005                2004
                                                      ---------------    ----------------       ---------------    ----------------
Selected Average Balances:
Total assets                                              $1,496,109          $1,480,919            $1,502,712          $1,460,083
Loans - net of unearned income                               816,008             722,061               801,024             716,070
Investment securities                                        542,203             621,696               544,271             591,488
Deposits                                                   1,242,964           1,175,220             1,269,520           1,197,399
Stockholders' equity                                         102,018              94,726               102,189              95,953

Financial Performance Ratios:
Return on average assets                                        0.81 %              0.91 %                0.76 %              1.00 %
Return on average stockholders' equity                         11.83               14.29                 11.17               15.22
Net interest margin (FTE)                                       4.19                4.33                  4.24                4.18
Operating efficiency ratio                                     69.21               61.72                 69.04               65.78
Tier I  leverage ratio                                          8.26                7.72                  8.26                7.72

Asset Quality Summary:
Nonaccrual loans                                              $3,726              $3,898                $3,726              $3,898
Other real estate owned                                        2,650               2,650                 2,650               2,650
                                                      ---------------    ----------------       ---------------    ----------------
Total nonperforming assets                                    $6,376              $6,548                $6,376              $6,548
                                                      ===============    ================       ===============    ================
Nonaccrual loans/total loans                                    0.44 %              0.53 %                0.44 %              0.53 %
Allowance for probable loan losses/nonaccrual loans           392.13 %            283.28 %              392.13 %            283.28 %
Allowance for probable loan losses/total loans                  1.74 %              1.51 %                1.74 %              1.51 %
Net (recoveries) charge-offs                                   ($405)             $1,277                 ($272)             $1,853
Net (recoveries) charge-offs (annualized)/average loans        (0.20)%              0.71 %               (0.07)%              0.52 %

Common Share Data:
Average common shares outstanding *                       10,990,265          10,812,494            10,963,947          10,813,363
Period-end common shares outstanding *                    11,000,016          10,793,277            11,000,016          10,793,277
Basic earnings per common share *                              $0.27               $0.31                 $0.52               $0.67
Diluted earnings per common share *                            $0.27               $0.30                 $0.50               $0.65
Book value per share *                                         $9.44               $8.61                 $9.44               $8.61
Cash dividends per share *                                     $0.13               $0.12                 $0.25               $0.23
Dividend payout ratio                                           46.0 %              38.6 %                48.7 %              34.4 %

* Prior period data has been restated to give retroactive effect to a 6 for 5 stock split declared on May 24, 2005.

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
           For the Six Months Ended June 30, 2005 and 2004 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                2005                                       2004
                                                -------------------------------------     -----------------------------------------
                                                     Average                 Average              Average                  Average
                                                     Balance     Interest Yield/Cost              Balance      Interest Yield/Cost
                                                -------------------------------------     -----------------------------------------
Assets:
Interest-earning assets:
Securities (1)                                      $544,271      $10,609       3.93 %           $591,488       $10,274       3.49 %
Federal funds sold                                        50            1       2.82                  562             2       0.72
Securities purchased under agreements to
  resell                                              59,471          724       2.46               52,627           246       0.94
Interest-bearing deposits                              5,615           64       2.30                5,005            16       0.64
Loans (2)                                            801,024       28,868       7.27              716,070        23,507       6.60
                                                -------------------------------------     -----------------------------------------
Total interest-earning assets                      1,410,431       40,266       5.76            1,365,752        34,045       5.01
                                                -------------------------------------     -----------------------------------------
Non-interest-earning assets                           92,281                                       94,331
                                                -------------                             ----------------
Total Assets                                      $1,502,712                                   $1,460,083
                                                =============                             ================
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                    $699,737        5,299       1.53             $660,424         2,243       0.68
Time deposits                                        265,422        3,250       2.47              263,491         2,151       1.64
                                                -------------------------------------     -----------------------------------------
Total savings and time deposits                      965,159        8,549       1.79              923,915         4,394       0.96
                                                -------------------------------------     -----------------------------------------
Federal funds purchased                                6,909           97       2.83                9,283            54       1.17
Securities sold under agreements to
  repurchase                                          22,793          334       2.96               32,577           184       1.14
Other borrowed funds                                  65,747          964       2.96               85,246           532       1.26
Junior subordinated debentures                        20,620          660       6.45               20,000           495       4.98
                                                -------------------------------------     -----------------------------------------
Total interest-bearing liabilities                 1,081,228       10,604       1.98            1,071,021         5,659       1.06
                                                -------------------------------------     -----------------------------------------
Demand deposits                                      304,361                                      273,484
Other liabilities                                     14,934                                       19,625
                                                -------------                             ----------------
Total Liabilities                                  1,400,523                                    1,364,130
Stockholders' Equity                                 102,189                                       95,953
                                                -------------                             ----------------
Total Liabilities and Stockholders' Equity        $1,502,712                                   $1,460,083
                                                =============                             ================
Net interest income/rate - tax-equivalent basis                    29,662       4.24 %                           28,386       4.18 %
                                                                          ===========                                   ===========
Less tax-equivalent basis adjustment                                 (553)                                         (686)
                                                             -------------                                --------------
Net interest income                                               $29,109                                       $27,700
                                                             =============                                ==============

(1) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $468 and $592 in 2005 and 2004, respectively.
(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $85 and $94 in 2005 and 2004, respectively.

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
          For the Three Months Ended June 30, 2005 and 2004 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                2005                                       2004
                                                -------------------------------------     -----------------------------------------
                                                     Average                 Average              Average                  Average
                                                     Balance     Interest Yield/Cost              Balance      Interest Yield/Cost
                                                -------------------------------------     -----------------------------------------
Assets:
Interest-earning assets:
Securities (1)                                      $542,203       $5,054       3.74 %           $621,696        $5,710       3.69 %
Federal funds sold                                        99            1       2.84                  124             -          -
Securities purchased under agreements to
  resell                                              35,926          257       2.87               29,318            68       0.93
Interest-bearing deposits                              6,429           39       2.43                3,595            10       1.12
Loans (2)                                            816,008       15,171       7.46              722,061        11,830       6.59
                                                -------------------------------------     -----------------------------------------
Total interest-earning assets                      1,400,665       20,522       5.88            1,376,794        17,618       5.15
                                                -------------------------------------     -----------------------------------------
Non-interest-earning assets                           95,444                                      104,125
                                                -------------                             ----------------
Total Assets                                      $1,496,109                                   $1,480,919
                                                =============                             ================
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                    $690,632        2,886       1.68             $648,608         1,083       0.67
Time deposits                                        249,126        1,780       2.87              247,698           949       1.54
                                                -------------------------------------     -----------------------------------------
Total savings and time deposits                      939,758        4,666       1.99              896,306         2,032       0.91
                                                -------------------------------------     -----------------------------------------
Federal funds purchased                                6,534           50       3.07                9,664            29       1.21
Securities sold under agreements to
  repurchase                                          38,614          286       2.97               49,438           140       1.14
Other borrowed funds                                  69,923          545       3.13              109,340           339       1.25
Junior subordinated debentures                        20,620          344       6.69               20,000           248       4.99
                                                -------------------------------------     -----------------------------------------
Total interest-bearing liabilities                 1,075,449        5,891       2.20            1,084,748         2,788       1.03
                                                -------------------------------------     -----------------------------------------
Demand deposits                                      303,207                                      278,915
Other liabilities                                     15,435                                       22,530
                                                -------------                             ----------------
Total Liabilities                                  1,394,091                                    1,386,193
Stockholders' Equity                                 102,018                                       94,726
                                                -------------                             ----------------
Total Liabilities and Stockholders' Equity        $1,496,109                                   $1,480,919
                                                =============                             ================
Net interest income/rate - tax-equivalent basis                    14,631       4.19 %                           14,830       4.33 %
                                                                          ===========                                   ===========
Less tax-equivalent basis adjustment                                 (266)                                         (360)
                                                             -------------                                --------------
Net interest income                                               $14,365                                       $14,470
                                                             =============                                ==============

(1) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $225 and $313 in 2005 and 2004, respectively.
(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $41 and $47 in 2005 and 2004, respectively.